UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

       Date of Report (Date of earliest event reported): January 13, 2000

                         ANNEX BUSINESS RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                            (State of Incorporation)

                                    000-27397
                            (Commission File Number)

                                   98-0204280
                     (I.R.S. Employer Identification Number)

                                    Suite 106
                               1460 Pandosy Street
                            Kelowna, British Columbia
                                     V1Y 1P3
          (Address of principal executive offices, including zip code)

                                  (250)868-8177
              (Registrant's telephone Number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets.

Pursuant to a share exchange agreement dated December 15, 1999 among Gurus International Corp., the Registrant, Christopher Bunka and Sudhir Khanna, the Registrant has issued 3,500,000 common shares at a deemed value of $0.001 per share to Christopher Bunka (as to 2,975,000 shares) and Sudhir Khanna (as to 525,000 shares) in consideration for all of the issued and outstanding common shares of Gurus International Corp. ("GIC").

Christopher Bunka and Sudhir Khanna were appointed directors of the Registrant on November 20, 1999. Both Mr. Bunka and Mr. Khanna abstained from voting on the motion by the Registrant's Board of Directors to acquire GIC. The acquisition of GIC was approved by the disinterested directors of the Registrant, Mr. Dev Randhawa and Mr. Ron Schlitt after reviewing the business plan for GIC and considering the experience of Mr. Bunka and Mr. Khanna in the investment newsletter industry.

GIC is a Nevada incorporated private company which owns the universal resource locator "NEWSGURUS.COM". Through NEWSGURUS.COM it is the Registrant's intention to become a leading source of information and opinion in the fields of financial markets, health and wellness, executive lifestyle and travel and computer technology and software. The NEWSGURUS.COM multimedia "newspaper" on the world wide web will feature continuously updated content from many of the world's best known writers, authors and analysts. NEWSGURUS.COM will accept previously published material as an archival service provided to its subscribers however management believes it is the new and exclusive material that is not available within the print media that will attract readers to NEWSGURUS.COM. It is the Registrant's intention to initially provide content focused on investing and finance and related topics. The financial market segment is the fifth largest market on the internet. Writers providing content in this field will be successful investment newsletter editors and business journalists from well know business and financial newspapers. Authors of best selling books will also be invited to contribute regular articles. Staff journalists employed by NEWSGURUS.COM will provide members with financial market update information every 30 or 60 minutes during regular business hours.

GIC has yet to commence business and accordingly no financial statements have been prepared for GIC for inclusion with this Form 8K. Even though GIC is a start up company, management of the Registrant deems the acquisition of GIC to be material given that previous registrations under the Securities and Exchange of 1934 describe the Registrant as a blank cheque company. Management of the Registrant has now identified a business plan which will be pursued by the Registrant. Future financial information filed by the Registrant will incorporate the business activity of GIC.

Item 5 - Other Events

On November 20, 1999, the Registrant's Board of Directors appointed Mr. Christopher Bunka and Mr. Sudhir Khanna directors of the Registrant. Messrs. Bunka and Khanna have been elected to the Registrant's board of directors until the next meeting of the Registrant's shareholders at which directors are elected. The following are biographical details for Messrs Bunka and Khanna:

CHRISTOPHER BUNKA

Chris Bunka is editor of the  Outsider's  Overture  group of  publications  that
specializes  in  identifying   economic  trends  that  might  benefit   specific
investment sectors.

In 1998, Outsider's Overture was rated the #1 newsletter in its class, from over 170 newsletters judged. Mr. Bunka has been quoted in many international publications in the USA and Canada.

Mr. Bunka has also written and published "The Outsider's Guide to Speculative Stocks", a "how to" book designed to aid investors in building a logical approach to discovering temporarily undervalued stocks.

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

Mr. Bunka brings entrepreneurial spirit to the business worlds and has founded and managed successful small businesses in the USA and Canada. He interrupted his MBA studies to pursue business interests.

Since 1998, Chris Bunka has presented weekly radio commentary and has also appeared on local and national television. He has developed an intense, seven-hour workshop on strategic investing, focusing on the inter-relationships between global economics, investor sentiment, and the equity markets.

Through the analysis of scores of technology companies and meetings and discussions with their executive teams, Mr. Bunka understands the broad implications of new media. He believes that start-up companies can become empowered to a degree never possible before the creation of the Internet.

SUDHIR KHANNA

Sudhir Khanna is a Professional Engineer having graduated with First Class Honours in Systems Design Engineering in 1989 from the University of Waterloo. He also has a minor in Statistics and Management Sciences.

Mr. Khanna has worked in various industries as a project manager and as a programmer. These include periods of employment with Procter & Gamble, Scarborough Board of Education, the Province of Ontario and award-winning work for IBM. In January, 1997, Mr. Khanna launched The Resource Indicator, a successful investment publication covering the resource sector whose circulation has increased rapidly in recent years. Mr. Khanna is both the Editor and the publisher of the newsletter and has been successful in increasing the letter's exposure by creating mutually beneficial partnerships with content providers. He has also been invited to speak at resource related conferences and quoted in resource related journals. Mr. Khanna is overseeing the development of the NewsGurus web-site.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired.

         Not Applicable

(b)      Pro Forma Financial Information

         Not Applicable

(c)      Exhibits

         Not Applicable

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

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

                                               ANNEX BUSINESS RESOURCES, INC.

                                               Per:   /s/ Chris Bunka
                                                   ----------------------------
                                                      Chris Bunka, President




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